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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Maxtor Corporation of our report dated March 14, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in Maxtor Corporation's Annual Report on Form 10-K for the year ended January 1, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
February 15, 2001